Calculation of Filing Fee Tables
N-2
Neostellar Capital Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.01 par value	457(o)
		Equity	Preferred Stock	457(o)
		Other	Subscription Rights	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 110,877,775.00	0.0001381	$ 15,312.22
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.01 par value	415(a)(6)						N-2	333-272578	08/16/2023
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)						N-2	333-272578	08/16/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						N-2	333-272578	08/16/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						N-2	333-272578	08/16/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						N-2	333-272578	08/16/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 389,122,225.00			N-2	333-272578	08/16/2023	$ 42,881.27
			Total Offering Amounts:				$ 500,000,000.00		$ 15,312.22
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,312.22
Offering Note
[1]	(1) There is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000. (2) See Note 1 above. (3) There is being registered hereunder an indeterminate number of subscription rights as may be sold from time to time, representing rights to purchase common stock. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000. (4) There is being registered hereunder an indeterminate principal amount of debt securities as may be sold from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $500,000,000. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000. (5) See Note 1 above. (6) Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by Neostellar Capital Corp. (the "Registrant") in connection with the sale by the Registrant of the securities registered under this registration statement.

[2]	(7) See Note 1 above. (8) See Note 1 above. (9) See Note 3 above. (10) See note 4 above. (11) See Note 1 above. (12) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes $389,122,225 in aggregate principal offering price of unsold securities (the "Unsold Securities") that were previously registered for sale under the Registrant's Registration Statement on Form N-2 (File No. 333-272578) initially filed on June 9, 2023, and amended on August 8, 2023 and August 16, 2023, and declared effective on August 16, 2023 (the "Prior Registration Statement"). The Registrant previously paid filing fees in the aggregate of $42,881.27 relating to the Unsold Securities from the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date